Exhibit 99.2

KBR BUILDING GROUP, LLC

CONDENSED FINANCIAL STATEMENTS

For the quarterly period ended

March 31, 2015

(unaudited)

KBR BUILDING GROUP, LLC

CONDENSED FINANCIAL STATEMENTS

March 31, 2015

TABLE OF CONTENTS

CONDENSED FINANCIAL STATEMENTS

Condensed Balance Sheets	2-3

Condensed Statements of Operations	4

Condensed Statements of Stockholder’s Equity	5

Condensed Statements of Cash Flows	6

Notes to Condensed Financial Statements	7-12

KBR BUILDING GROUP, LLC

CONDENSED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2015	2014
	(unaudited)
ASSETS
CURRENT ASSETS
Receivables:
Trade receivable, net of allowance for doubtful accounts of $0 and $0	$30,928	$37,788
Other	246	247
Costs and estimated earnings in excess of billings on uncompleted contracts	29,620	30,740
Due from Parent and affiliates, net	46,035	51,459
Prepaid expenses and other	172	133
Total current assets	107,001	120,367

PROPERTY, PLANT, AND EQUIPMENT (AT COST)
Land and buildings	598	598
Equipment, furniture, and fixtures	488	488
	1,086	1,086
Less accumulated depreciation	1,086	1,086

NET PROPERTY, PLANT, AND EQUIPMENT	-	-

INVESTMENT IN UNCONSOLIDATED AFFILIATES	1,370	1,370

OTHER ASSETS	123	197

TOTAL ASSETS	$108,494	$121,934

See accompanying notes to condensed financial statements

KBR BUILDING GROUP, LLC

CONDENSED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2015	2014
	(unaudited)
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Trade accounts payable	$38,186	$47,949
Accrued compensation and benefits	2,895	2,818
Retainage payable	18,654	16,437
Billings in excess of costs and estimated earnings on uncompleted contracts	7,673	12,675
Accrued liabilities	7,936	8,224
Other current liabilities	1,100	1,318
Total current liabilities	76,444	89,421

OTHER NONCURRENT LIABILITIES	185	201

STOCKHOLDER'S EQUITY
Common stock, $1 par value; 1,000 shares authorized, 1,000 shares issued and outstanding	1	1
Capital in excess of par value	27,548	27,548
Retained earnings	4,316	4,763
Total stockholder's equity	31,865	32,312

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$108,494	$121,934

See accompanying notes to condensed financial statements

KBR BUILDING GROUP, LLC

CONDENSED STATEMENTS OF OPERATIONS

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014

Revenues	$67,914	$98,408
Cost of revenues	(65,412)	(93,011)
Gross profit	2,502	5,397
Equity in earnings of unconsolidated affiliates	-	69
General and administrative expenses	(2,728)	(4,308)
Loss on disposition of assets	(221)	-
Operating income (loss)	(447)	1,158
Income (loss) before income taxes	(447)	1,158
Provision for income taxes	-	(405)
Net income (loss)	$(447)	$753

See accompanying notes to condensed financial statements

KBR BUILDING GROUP, LLC

CONDENSED STATEMENTS OF STOCKHOLDER’S EQUITY

(In thousands)

(unaudited)

	Common stock, $1 par	Capital in excess of par value	Retained Earnings	Total Stockholder's Equity
Balance at December 31, 2014	$1	$27,548	$4,763	$32,312
Net Income	-	-	(447)	(447)
Balance at March 31, 2015	$1	$27,548	$4,316	$31,865

	Common stock, $1 par	Capital in excess of par value	Retained Earnings	Total Stockholder's Equity
Balance at December 31, 2013	$1	$27,576	$9,879	$37,456
Net Income	-	-	753	753
Balance at March 31, 2014	$1	$27,576	$10,632	$38,209

See accompanying notes to condensed financial statements

KBR BUILDING GROUP, LLC

CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014

Cash flows from operating activities:
Net income (loss)	$(447)	$753
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation	-	22
Loss on disposition of assets	221	-
Deferred income tax	-	65
Equity in earnings of unconsolidated affiliates	-	(69)
Changes in operating assets and liabilities:
Trade receivable	6,861	13,841
Costs and estimated earnings in excess of billings
on uncompleted contracts	1,121	(851)
Other assets	(186)	411
Distributions of earnings from unconsolidated affiliates	-	1,400
Due from Parent and affiliates	(2,096)	(3,324)
Trade accounts payable	(9,763)	(3,848)
Retainage payable	2,217	(10,054)
Billings in excess of costs and estimated earnings
on uncompleted contracts	(5,002)	(5,399)
Accrued expenses and other liabilities	(446)	(1,023)
Net cash used in operating activities	(7,520)	(8,076)
Cash flows from investing activities:
Funds received from Parent and affiliates	7,520	8,076
Net cash provided by investing activities	7,520	8,076
Cash flows from financing activities:
Net cash provided by financing activities	-	-
Net increase (decrease) in cash and equivalents	-	-
Cash and equivalents at beginning of period	-	91
Cash and equivalents at end of period	$-	$91

See accompanying notes to condensed financial statements

KBR BUILDING GROUP, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

1. DESCRIPTION OF COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business

KBR Building Group, LLC (the Company) is a wholly-owned subsidiary of KBR, Inc. (the Parent). KBR Building Group, LLC's principal business is that of a general contractor performing industrial and commercial construction contracts under cost-plus, cost-plus with a guaranteed maximum, and fixed-price contracts.

Use of Estimates

The preparation of condensed financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include:

•revenues under long term construction contracts, including estimates of costs to complete projects and provisions for contract losses

•allowances for doubtful accounts

•provisions for income taxes and related valuation allowances and tax uncertainties

•recoverability of equity method investments

•reserves for self-insured risks

Revenue Recognition - Construction Contracts

The Company recognizes revenues from construction contracts using the percentage-of-completion method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605 – Revenue Recognition.  Progress is measured based upon costs incurred to total estimated costs at completion. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Precontract costs directly associated with a specific anticipated contract are recorded as construction costs only if these costs are determined to be recoverable through the contract. All known or anticipated losses on contracts are recognized in the period in which they become evident. Revenues recognized in excess of amounts billed and the associated costs are classified as current assets, since it is anticipated that these earnings and costs will be billed and collected in the next fiscal year. Contract amounts billed to clients in excess of costs incurred and revenues recognized to date are classified as current liabilities. Profit incentives are included in revenue when their realization is reasonably assured.

Revenues and gross profit on contracts can be significantly affected by change orders and claims that may not have been approved by the customer until the later stages of a contract or subsequent to project completion.  If it is not probable that costs will be recovered through a change in the contract price, the costs attributable to such pending change orders are treated as contract costs without incremental revenue.  For contracts where it is probable that the costs will be recovered through a change order, total estimated contract revenue is increased by the lesser of the amount management expects to recover or the costs expected to be incurred.

When we negotiate any type of contract, we frequently are required to accomplish the scope of work and meet certain performance criteria within a specified time frame; otherwise, we could be assessed damages, which in some cases are agreed-upon liquidated damages. We include an estimate of liquidated damages in our estimates of total contract value when it is deemed probable that they will be assessed. Profits are recorded based upon the product of estimated contract profit at completion times the current percentage-complete for the contract.

Cost Estimates

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Indirect costs, included in cost of revenues, include charges for such items as facilities, engineering, project management, quality control, bid and proposals and procurement.

General and Administrative Expenses

Our general and administrative expenses represent corporate overhead expenses that are not associated with the execution of the contracts. General and administrative expenses include charges for such items as executive management, corporate business development, information technology, finance and corporate accounting, human resources and various other corporate functions.

Cash and Equivalents

The Company considers short-term highly liquid investments with maturities of 90 days or less at the time of purchase to be cash equivalents.

Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts, Including Claims, and Advanced Billings and Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts

Billing practices are governed by the contract terms of each project based upon costs incurred, achievement of milestones or pre-agreed schedules.  Billings do not necessarily correlate with revenue recognized using the percentage-of-completion method of accounting. Costs and estimated earnings in excess of billings on uncompleted contracts represent the excess of contract costs and profits recognized to date using the percentage-of-completion method over billings to date on certain contracts.  Billings in excess of costs and estimated earnings on uncompleted contracts represents the excess of billings to date over the amount of contract costs and profits recognized to date using the percentage-of-completion method on certain contracts.  With the exception of claims and change orders that we are in the process of negotiating with customers, unbilled receivables are usually billed during normal billing processes following achievement of the contractual requirements.

Concentration of Credit Risk

As is customary in the industry, the Company grants uncollateralized credit to its customers, which include large multinational corporations operating in a broad range of industries. In order to mitigate its credit risk, the Company continually evaluates the creditworthiness of its major customers. The following tables present summarized data regarding revenues and trade receivables attributable to customers that account for 10% or more of the Company’s revenues.

Revenues from major customers:
	Three months ended
	March 31,
Dollars in thousands	2015	2014
The Boeing Company	6,084	39,420
Kettler, Inc.	14,511	7,757

Percentage of revenues from major customers:
	Three months ended
	March 31,
	2015	2014
The Boeing Company	9%	40%
Kettler, Inc.	21%	8%

Percentage of trade receivable from major customers:
	March 31,	December 31,
	2015	2014
The Boeing Company	24%	22%
Kettler, Inc.	25%	9%

2. TRADE RECEIVABLE

The components of our trade receivable are as follows (in thousands):

March 31,
2015
Trade	$14,342
Retainage	16,586
Total	$30,928

December 31,
2014
Trade	$20,783
Retainage	17,005
Total	$37,788

3. RELATED PARTY TRANSACTIONS

Certain of the Company’s transactions are with its Parent and affiliates. The Company’s condensed financial statements reflect these transactions based on actual costs or on a proportionate allocation basis determined by management of the Parent. The cumulative net balance resulting from these transactions is included in due from Parent and affiliates in the accompanying condensed balance sheets.  Balances due from Parent and affiliates are not interest bearing and are recorded as current as either party has the ability at its sole discretion to demand payment.

The Company’s employees participate in the Parent’s employee benefit plans.  The Parent allocates benefit costs to the Company based on standardized rates, with the associated liability recorded on the Parent’s books. Charges for such employee benefits totaled approximately $1.3 million and $2.0 million during the three months ended March 31, 2015 and 2014, respectively, and are included in cost of revenues and in general and administrative expenses in the accompanying condensed statements of operations.

The Company participates in centralized programs administered by the Parent for business insurance and surety bonding.  The Parent also provides certain shared support services to the Company and other affiliates consisting primarily of information systems, accounting and real estate services.  Charges for such shared services totaled approximately $0.3 million and $0.4 million during the three months ended March 31, 2015 and 2014, respectively, and are included in general and administrative expenses in the accompanying condensed statements of operations.

The Parent and its affiliates are partially self-insured with respect to workers’ compensation benefits and general liability claims. The Company is charged by the Parent for its proportionate share of the estimated cost on a basis determined by management of the Parent, with the corresponding liability recorded on the Parent’s books.  Charges for such services totaled approximately $0.5 million and $0.8 million during the three months ended March 31, 2015 and 2014, respectively, and are included in cost of revenues and in general and administrative expenses in the accompanying condensed statements of operations.

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs and estimated earnings on uncompleted contracts were as follows at March 31, 2015 and December 31, 2014:

	March 31,	December 31,
	2015	2014
Dollars in thousands
Costs incurred on uncompleted contracts	$2,186,589	$2,177,985
Estimated earnings	75,617	89,909

	2,262,206	2,267,894
Less billings to date	2,240,259	2,249,829

	$21,947	$18,065

Costs and estimated earnings on uncompleted contracts at March 31, 2015 and December 31, 2014 are included in the accompanying condensed balance sheets under the following captions:

	March 31,	December 31,
Dollars in thousands	2015	2014

Costs and estimated earnings in excess of billings on uncompleted contracts	$29,620	$30,740

Billings in excess of costs and estimated earnings on uncompleted contracts	(7,673)	(12,675)

	$21,947	$18,065

The amounts of unapproved change orders and claims included in determining the profit or loss on contracts as of March 31, 2015 and 2014 were $6.2 million and $18.5 million, respectively. Substantially all of these amounts were subsequently resolved with the customers. An immaterial amount of income was recognized on the favorable resolution of these amounts.

5. EQUITY METHOD INVESTMENTS

The Company holds a 50% interest in the BE&K-Turner Boeing JV, which was formed for the execution of a project for Boeing.  The project was substantially completed in 2012 other than residual responsibilities under the project-specific insurance programs.  As of March 31, 2015 and December 31, 2014, the joint venture retained cash balances of approximately $1.4 million and $1.4 million, respectively, to cover future liabilities under the insurance programs.  Management has determined that the joint venture is not a variable interest entity.

6. INCOME TAXES

The Company is a disregarded single member LLC for federal income tax purposes. Income taxes are allocated to the Company under the Separate Return Method. The Company’s current income tax assets and liabilities are included in Due from Parent and affiliates in the accompanying condensed balance sheets.  The Company’s effective tax rate was 0% and 35% for the three months ended March 31, 2015 and 2014, respectively.  The 0% rate in 2015 is lower than the U.S. statutory rate of 35% due to management’s inability to conclude that it is more likely than not that the Company will be able to realize the benefit from net operating loss carryforwards.  As such, the Company has provided a full valuation allowance for deferred tax assets as of March 31, 2015.  The Company’s effective tax rate for the three months ended March 31, 2014 approximated the U.S. statutory rate of 35%.

7. CONTINGENCIES

The Company is a party to various legal proceedings considered incidental to its business. In the opinion of management, the ultimate disposition of these matters is not expected to have a material adverse effect on the Company’s financial position or results of operations.

8. RECENT ACCOUNTING PRONOUNCEMENTS

On August 27, 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-15, Presentation of Financial Statements - Going Concern. This ASU provides guidance on management's responsibility to evaluate whether there is substantial doubt about a company's ability to continue as a going concern and about related footnote disclosures.  For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company's ability to continue as a going concern within one year from the date the financial statements are issued.  Substantial doubt exists when relevant conditions and events indicate that it is probable that the entity will be unable to meet its obligations as they become due within the time frame specified earlier.  This ASU is effective for annual reporting periods beginning after December 15, 2016 and interim periods within those annual periods.  The adoption of ASU 2014-15 is not expected to have a material impact on our financial position, results of operations or cash flows.

On May 28, 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification.  The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services.  The effective date of the ASU as amended by ASU 2015-14 is January 1, 2019. The ASU should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application.  We are in the process of assessing the impact of the adoption of ASU 2014-09 on our financial position, results of operations or cash flows.  We have not yet selected a transition method nor have we determined the effect of the standard on our ongoing financial reporting.

On February 18, 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810) - Amendments to the Consolidation Analysis. The amendment eliminates the deferral of certain consolidation standards for entities considered to be investment companies and makes changes to both the variable interest model and the voting model. These changes will require re-evaluation of certain entities for consolidation and will require us to revise our documentation regarding the consolidation or deconsolidation of such VIEs. This ASU is effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods. We are in the process of assessing the impact of the adoption of ASU 2015-02 on our financial statements.

9. SUBSEQUENT EVENTS

Management has evaluated subsequent events and their potential effects on these condensed financial statements through September 11, 2015, the date the condensed financial statements were available to be issued.  On June 30, 2015, the Company was sold to Pernix Building Group LLC, a subsidiary of Pernix Group, Inc. for total consideration of approximately $22.9 million.